UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

Diebold Nixdorf, Incorporated

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-4879	34-0183970
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Executive Parkway, P.O. Box 2520 Hudson, OH	44236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 490-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, $1.25 par value per share	DBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on June 1, 2023, Diebold Nixdorf, Incorporated (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the U.S. Bankruptcy Court for the Southern District of Texas (the “U.S. Bankruptcy Court”) seeking relief under chapter 11 of title 11 of the U.S. Code (the “U.S. Bankruptcy Code”). The cases are being jointly administered under the caption In re: Diebold Holding Company, LLC, et al. (Case No. 23-90602) (the “Chapter 11 Cases”). Additionally, as previously disclosed, on June 1, 2023, Diebold Nixdorf Dutch Holding B.V. filed a scheme of arrangement relating to certain of the Company’s subsidiaries and commenced voluntary proceedings (the “Dutch Scheme Proceedings”) under the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord) in the District Court of Amsterdam (the “Dutch Court”). The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the U.S. Bankruptcy Court and in accordance with the applicable provisions of the U.S. Bankruptcy Code and orders of the U.S. Bankruptcy Court.

On June 2, 2023, the U.S. Bankruptcy Court approved the Debtors’ proposed $1.25 billion senior secured superpriority debtor-in-possession term loan credit facility (the “DIP Facility”) on an interim basis pursuant to the DIP Facility Interim Order (as defined herein). On June 5, 2023, the Company, as borrower, entered into the credit agreement governing the DIP Facility along with certain financial institutions party thereto, as lenders, and GLAS USA LLC, as administrative agent, and GLAS Americas LLC, as collateral agent (the “DIP Credit Agreement”), and the closing of the DIP Facility occurred on the same day. The DIP Facility provides for two tranches of term loans to be made on the closing date of the DIP Facility: (i) a $760.0 million Term B-1 tranche (the “Term B-1 Term Loans”) and (ii) a $490.0 million Term B-2 tranche (the “Term B-2 Term Loans”).

The entire $1.25 billion under the DIP Facility was drawn on June 5, 2023, and the proceeds were used in accordance with the DIP Facility budget to, among other things, (i) in the case of the proceeds of the Tranche B-2 Term Loans, repay in full all obligations under the Company’s superpriority credit facility; and (ii) in the case of the proceeds of the Tranche B-1 Term Loans, (a) repay in full (or cash collateralize issued letters of credit) all obligations under the Company’s asset-based revolving credit facility; (b) pay costs, fees and expenses related to the court-supervised restructuring proceedings; and (c) fund the working capital needs and expenditures of the Debtors and their non-debtor affiliates during the pendency of the court supervised restructuring proceedings.

The DIP Facility will terminate on the earliest of (i) October 2, 2023; (ii) the consummation (as defined in section 1101(2) of the U.S. Bankruptcy Code) of any plan of reorganization under the Chapter 11 Cases; and (iii) the date of acceleration of the term loans and the termination of unused commitments with respect to the DIP Facility in accordance with the terms of the DIP Credit Agreement. All outstanding principal and other obligations under the DIP Facility are due and payable in full upon termination.

The obligations of the Company under the DIP Facility are guaranteed by (i) in the case of the Tranche B-1 Term Loans, certain subsidiaries of the Company that are organized in the United States (the “U.S. Guarantors”) and (ii) in the case of the Tranche B-2 Term Loans, certain subsidiaries of the Company that are organized outside of the United States (the “Foreign Guarantors”) and the U.S. Guarantors. The DIP Facility and related guarantees are secured by perfected senior security interests and liens having the priorities set forth in the DIP Facility Interim Order on (i) in the case of the Tranche B-1 Term Loans, substantially all assets of the Company and each U.S. Guarantor and (ii) in the case of the Tranche B-2 Term Loans, substantially all assets of the Company, each U.S. Guarantor and each Foreign Guarantor, as further described in the DIP Facility Interim Order.

Loans under the DIP Facility bear interest at an adjusted secured overnight financing rate with a one-month tenor rate plus 7.50% per annum or an adjusted base rate plus 6.50% per annum. In addition, the DIP Facility provides for the following premiums and fees, as further described in the DIP Credit Agreement: (i) a participation premium equal to 10.00% of new common equity securities of the Company upon reorganization (subject only to dilution on account of the New Management Incentive Plan (as defined in the DIP Credit Agreement)) (“New Common Stock”); (ii) a backstop premium equal to 13.50% of New Common Stock; (iii) an upfront premium equal to 7.00% of New Common Stock and (iv) an additional premium equal to 7.0% of New Common Stock.

The DIP Facility includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default that are customary for financings of this type and size.

The foregoing description of the DIP Facility is a summary only and is qualified in its entirety by reference to (a) the DIP Credit Agreement, a copy of which is furnished as Exhibit 10.1 and is incorporated into this Item 1.01 by reference, and (b) the Interim Order (I) Authorizing Debtors and Debtors in Possession to (A) Obtain Postpetition Financing and (B) Use Cash Collateral, (II) Granting Liens and Providing Claims with Superpriority Administrative Expense Status, (III) Granting Adequate Protection to the Prepetition Secured Parties, (IV) Modifying the Automatic Stay, (V) Scheduling a Final Hearing and (VI) Granting Related Relief (the “DIP Facility Interim Order”).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the DIP Facility set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibits hereto contain statements that are not historical information and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements include, but are not limited to, projections, statements regarding the Company’s expected future performance (including expected results of operations), future financial condition, anticipated operating results, strategy plans, future liquidity and financial position.

Statements can generally be identified as forward looking because they include words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “will,” “estimates,” “potential,” “target,” “predict,” “project,” “seek,” and variations thereof or “could,” “should” or words of similar meaning. Statements that describe the Company’s future plans, objectives or goals are also forward-looking statements, which reflect the current views of the Company with respect to future events and are subject to assumptions, risks and uncertainties that could cause actual results to differ materially. Although the Company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and key performance indicators that impact the Company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The factors that may affect the Company’s results include, among others: the participation by the Company’s lenders and noteholders in the Restructuring Transactions; the ability to negotiate and execute definitive documentation with respect to the Restructuring Transactions; satisfaction of any conditions in any such documentation; the availability of alternative transactions; the impact of publicity surrounding, and risks and uncertainties relating to, the Chapter 11 Cases and Dutch Scheme Proceedings, including but not limited to, the Company’s ability to obtain U.S. Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and Dutch Court approval with respect to motions in the Dutch Scheme Proceedings, the effects of the Chapter 11 Cases and the Dutch Scheme Proceedings on the Company and on the interests of various constituents, U.S. Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, Dutch Court rulings in the Dutch Scheme Proceedings and the outcome of the Dutch Scheme Proceedings in general, the length of time the Company will operate under the Chapter 11 Cases and Dutch Scheme Proceedings, risks associated with any third-party motions in the Chapter 11 Cases and Dutch Scheme Proceedings, the potential adverse effects of the Chapter 11 Cases and Dutch Scheme Proceedings on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s DIP Facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 Cases and Dutch Scheme Proceedings as a going concern; the consequences of the acceleration of the Company’s debt obligations; the trading price and volatility of the Company’s common stock, and the trading price and volatility of the Company’s indebtedness and other claims, and other factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022 and in other documents the Company files with the SEC.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1*	Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of June 5, 2023, among Diebold Nixdorf, Incorporated, as a debt and debt-in-possession under chapter 11 of the Bankruptcy Code, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diebold Nixdorf, Incorporated

Date: June 7, 2023	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Executive Vice President, Chief Legal Officer and Secretary